Exhibit 10.3
Loan Agreement

Mizuho Bank, Ltd.
I (hereinafter referred to as the “Obligor”), after acknowledging each of the terms and conditions of the agreement on bank transactions separately entered into with Mizuho Bank, Ltd. (hereinafter referred to as the “Bank”) and this agreement, undertake to repay the principal and pay interest and other obligations to the Bank in accordance with this agreement in the event that the Bank delivers funds relating to borrowing.

Obligor	Address
Name
*Joint and several guarantor	Address
Name
*Joint and several guarantor	Address
Name
*The joint and several guarantor himself/herself should sign.
(Note 1) A seal is not required if it is the same as the loan transaction seal.

(For Bank Use)
CIF Number	Request for approval number	Transaction execution number	Manager	Loan reconciliation	Deposit reconciliation	Person in charge

[Borrowing summary] Please put ¥ mark on the top of the amount.
Borrowing amount
(Total) borrowing amount: ¥ 230000000

Borrowing date: Year 2024 Month 09 Day 30

*Please state in the case of borrowing in installments.

I will borrow money as follows with the borrowing date stated above as the first installment.

Initial borrowing amount:

Borrowing amount at the time of the second and subsequent borrowing

Year Month

Repayment method
Final repayment date: Year 2031 Month 09 Day 30

In the case where the principal and interest payment date is a holiday: Preceding business day

Branch number: 107

Type: Current Account

Deposit account for repayment: [*******]

The principal of the borrowed money shall be repaid in installments as follows on the last day of October 2024 as the first repayment date and the last day of each month thereafter.
First: 2.74 million yen
Second and subsequent: 2.74 million yen
Final: 2.58 million yen

Method of payment of interest
<Borrowing interest rate> % per annum

<Method of payment of interest>
Interest shall be paid in advance on the borrowing date and the last day of each month from October 2024.
(Calculation method: both inclusive, divided by 365 days)
(Note)

(Note) Explanation of “interest rate review date” in the method of payment of interest column	Interest rate review date: initially __ __, ____, and the __ day every __ months thereafter
Name of guarantee association		Guarantee number
Method of receiving borrowed money (please insert ○ for one option for business loans)	Transfer to the deposit account for repayment above.	Transfer to the loan designated deposit account.	Purposes of use Equipment fund
Other special provisions